SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): December 1, 2005

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                               RGC RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)

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      Virginia                   000-26591                    54-1909697
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(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)


519 Kimball Ave., N.E.        Roanoke, Virginia                  24016
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: 540-777-4427


(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|__| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

|__| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|__| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|__| Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                  On December 1, 2005, Bluefield Gas Company, a subsidiary of RGC Resources, Inc., executed a Commercial Note dated effective November 25, 2005, in the principal amount of $2,000,000 in favor of SunTrust Bank ("SunTrust") and entered into, along with RGC Resources, Inc., a Loan Agreement with SunTrust for the purpose of refinancing a currently maturing debt. The Commerical Note has a term of 31 months and provides for quarterly payments of accrued interest. The interest rate is 30-day LIBOR plus 0.87%.

                  Also on December 1, 2005, in connection with the above Commercial Note and Loan Agreement, RGC Resources, Inc., executed an Unconditional Guaranty dated effective November 25, 2005, in favor of SunTrust unconditionally guaranteeing timely payment and performance of any obligations of Bluefield Gas Company to SunTrust.




ITEM 9.01.        FINANCIAL STATEMENT AND EXHIBITS.


           10.1 Commercical Note in the original principal amount of $2,000,000 by Bluefield Gas Company in favor of SunTrust Bank, dated as of November 25, 2005.


           10.2 Loan Agreement by and among Bluefield Gas Company, RGC Resources, Inc. and SunTrust Bank, dated as of November 25, 2005.


           10.3 Unconditional Guaranty by RGC Resources, Inc. in favor of SunTrust Bank, dated as of November 25, 2005.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RGC RESOURCES, INC.



Date: December 5, 2005             By: s/Howard T. Lyon

                                       Howard T. Lyon
                                       Vice-President, Treasurer and Controller
                                      (Principal Financial Officer)